Exhibit 99.1

Zebra Technologies Corporation
3 Overlook Point Lincolnshire, IL 60069 USA +1 847 634 6700 www.zebra.com
Zebra Technologies Announces Third-Quarter 2021 Results

Third-Quarter Financial Highlights
•Net sales of $1,436 million; year-over-year increase of 26.9%
•Net income of $199 million and net income per diluted share of $3.69, year-over-year increases of 71.6% and 70.8%, respectively
•Non-GAAP diluted EPS increased 39.1% year-over-year to $4.55
•Adjusted EBITDA increased 35.7% year-over-year to $312 million

Lincolnshire, Ill., November 2, 2021 — Zebra Technologies Corporation (NASDAQ: ZBRA), an innovator at the edge of the enterprise with solutions and partners that enable businesses to gain a performance edge, today announced results for the third quarter ended October 2, 2021.

"Our team delivered exceptional third-quarter results that exceeded our outlook, supported by broad-based demand for our solutions and tireless actions taken to mitigate the impact of industry-wide supply chain disruption,” said Anders Gustafsson, Chief Executive Officer of Zebra Technologies. “We entered the fourth quarter with a strong order backlog and robust pipeline of business which supports our strong sales outlook despite extended lead times for certain products. Additionally, we are focused on investing in adjacent expansion markets that advance our Enterprise Asset Intelligence vision, including our recent acquisition of antuit.ai which provides AI-powered demand sensing for retailers and consumer packaged goods companies.”

$ in millions, except per share amounts	3Q21	3Q20	Change
Select reported measures:
Net sales	$1,436	$1,132	26.9%
Gross profit	646	493	31.0%
Gross margin	45.0%	43.6%	140 bps
Net income	199	116	71.6%
Net income margin	13.9%	10.2%	370 bps
Net income per diluted share	$3.69	$2.16	70.8%

Select Non-GAAP measures:
Adjusted net sales	$1,436	$1,134	26.6%
Organic net sales growth			23.2%
Adjusted gross profit	648	497	30.4%
Adjusted gross margin	45.1%	43.8%	130 bps
Adjusted EBITDA	312	230	35.7%
Adjusted EBITDA margin	21.7%	20.3%	140 bps
Non-GAAP net income	$245	$175	40.0%
Non-GAAP earnings per diluted share	$4.55	$3.27	39.1%

Net sales were $1,436 million in the third quarter of 2021 compared to $1,132 million in the third quarter of 2020. Net sales in the Enterprise Visibility & Mobility ("EVM") segment were $1,050 million in the third quarter of 2021 compared with $795 million in the third quarter of 2020. Asset Intelligence & Tracking ("AIT") segment net sales were $386 million in the third quarter of 2021 compared to $339 million in the prior year period. Consolidated organic net sales for the third quarter increased 23.2%. Third-quarter year-over-year organic net sales increased by 27.9% in the EVM segment and increased by 12.1% in the AIT segment.

Third quarter 2021 gross profit was $646 million compared to $493 million in the prior year period. Gross margin increased to 45.0% for the third quarter of 2021 compared to 43.6% in the prior year period. This increase was primarily due to favorable business mix as well as higher service and software margin. This favorability was partially offset by higher premium freight costs. Adjusted gross margin was 45.1% in the third quarter of 2021 compared to 43.8% in the prior year period.

Operating expenses increased in the third quarter of 2021 to $409 million from $343 million in the prior year period, primarily due to higher employee incentive-based compensation expense associated with improved financial performance, the inclusion of operating and amortization expenses associated with recently acquired businesses, and increased investments in research and development. Adjusted operating expenses increased in the third quarter of 2021 to $354 million from $283 million in the prior year period.

Net income for the third quarter of 2021 was $199 million, or $3.69 per diluted share, compared to net income of $116 million, or $2.16 per diluted share, for the third quarter of 2020. Non-GAAP net income for the third quarter of 2021 increased to $245 million, or $4.55 per diluted share, compared to $175 million, or $3.27 per diluted share, for the prior year period.

Adjusted EBITDA for the third quarter of 2021 increased to $312 million, or 21.7% of adjusted net sales, compared to $230 million, or 20.3% of adjusted net sales, for the third quarter of 2020 due to higher gross profits and lower operating expenses as a percentage of sales.

Balance Sheet and Cash Flow
As of October 2, 2021, the company had cash and cash equivalents of $307 million and total debt of $996 million.

For the first nine months of 2021, the company generated $836 million of operating cash flow and made capital expenditures of $38 million, resulting in free cash flow of $798 million. The company made $307 million of business acquisitions and $24 million in venture investments.

For the first nine months of 2021, the company made net debt repayments of $256 million. The company made $25 million of share repurchases in the first nine months under its existing authorization.

Outlook
The company expects fourth quarter 2021 adjusted net sales to increase 8% to 12% from the fourth quarter of 2020 as we continue to experience strong broad-based demand for our solutions. This expectation includes an approximately 2 percentage point additive impact from foreign currency translation and reflects industry-wide supply chain challenges.

Adjusted EBITDA margin for the fourth quarter of 2021 is expected to be slightly higher than 21%, which includes approximately $55 million of premium freight expense. Non-GAAP earnings per diluted share are expected to be in the range of $4.20 to $4.50. This assumes an adjusted effective tax rate of approximately 18%.

For the full-year 2021, free cash flow is now expected to be at least $950 million.

The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of the most directly comparable forward-looking GAAP financial measure as discussed under the "Forward-Looking Statements" caption below. This would include items that have not yet occurred, are out of the company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-

GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Conference Call Notification
Investors are invited to listen to a live webcast of Zebra’s conference call regarding the company’s financial results. The conference call will be held today at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). To view the webcast, visit the investor relations section of the company’s website at investors.zebra.com.

About Zebra
Zebra (NASDAQ: ZBRA) empowers the front line in retail/e-commerce, manufacturing, transportation and logistics, healthcare, public sector and other industries to achieve a performance edge. With more than 10,000 partners across 100 countries, Zebra delivers industry-tailored, end-to-end solutions to enable every asset and worker to be visible, connected and fully optimized. The company’s market-leading solutions elevate the shopping experience, track and manage inventory as well as improve supply chain efficiency and patient care. In 2020, Zebra made Forbes Global 2000 list for the second consecutive year and was listed among Fast Company’s Best Companies for Innovators. For more information, visit www.zebra.com or sign up for our news alerts. Participate in Zebra’s Your Edge blog, follow the company on LinkedIn, Twitter and Facebook, and check out our Story Hub: Zebra Perspectives.

Forward-Looking Statements
This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s outlook. Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s hardware and software products and competitors’ product offerings, and the potential effects of technological changes. The continued uncertainty over future global economic conditions, the availability of credit and capital markets volatility may have adverse effects on Zebra, its suppliers and its customers. In addition, a disruption in our ability to obtain products from vendors as a result of supply chain constraints, natural disasters, public health issues (including pandemics), or other circumstances could restrict sales and negatively affect customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of its debt, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of our international sales. The outcome of litigation in which Zebra may be involved is another factor. The success of integrating acquisitions could also affect profitability, reported results and the company’s competitive position in its industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “outlook,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission, including the company’s most recent Form 10-K and Form 10-Q.

Use of Non-GAAP Financial Information
This press release contains certain Non-GAAP financial measures, consisting of “adjusted net sales,” “adjusted gross profit,” “EBITDA,” “Adjusted EBITDA,” “Non-GAAP net income,” “Non-GAAP earnings per share,” “free cash flow,” “organic net sales growth,” and “adjusted operating expenses.” Management presents these measures to focus on the on-going operations and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The company believes it is useful to present non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its ongoing operations and how management views the business. Please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables and accompanying disclosures at the end of this press release for more detailed information regarding non-GAAP financial measures herein, including the items reflected in adjusted net earnings calculations. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis (including the information under “Outlook” above) where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred, are out of the company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share, the most directly comparable forward-looking GAAP financial measure. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

As a global company, Zebra's operating results reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which the company transacts change in value over time compared to the U.S. dollar; accordingly, the company presents certain organic growth financial information, which includes impacts of foreign currency translation, to provide a framework to assess how the company’s businesses performed excluding the impact of foreign currency exchange rate fluctuations. Foreign currency impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. dollar. This impact is calculated by translating current period results at the currency exchange rates used in the comparable period in the prior year, rather than the exchange rates in effect during the current period. In addition, the company excludes the impact of its foreign currency hedging program in the prior year periods. The company believes these measures should be considered a supplement to and not in lieu of the company’s performance measures calculated in accordance with GAAP.

Contacts

Investors	Media
Michael Steele, CFA, IRC	Therese Van Ryne
Vice President, Investor Relations	Director, Global Public Relations
Phone: + 1 847 793 6707	Phone: + 1 847 370 2317
msteele@zebra.com	therese.vanryne@zebra.com

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	October 2, 2021	December 31, 2020
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$307	$168
Accounts receivable, net of allowances for doubtful accounts of $1 million as of October 2, 2021 and December 31, 2020, respectively	613	508
Inventories, net	438	511
Current income taxes	72	16
Prepaid expenses and other current assets	94	70
Total Current assets	1,524	1,273
Property, plant and equipment, net	274	274
Right-of-use lease assets	130	135
Goodwill	3,194	2,988
Other intangibles, net	456	402
Deferred income taxes	106	139
Other long-term assets	181	164
Total Assets	$5,865	$5,375
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$51	$364
Accounts payable	609	601
Accrued liabilities	550	559
Deferred revenue	363	308
Income taxes payable	8	19
Total Current liabilities	1,581	1,851
Long-term debt	940	881
Long-term lease liabilities	120	129
Long-term deferred revenue	318	273
Other long-term liabilities	90	97
Total Liabilities	3,049	3,231
Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 10,000,000 shares; none issued	—	—
Class A common stock, $.01 par value; authorized 150,000,000 shares; issued 72,151,857 shares	1	1
Additional paid-in capital	447	395
Treasury stock at cost, 18,697,788 and 18,689,775 shares as of October 2, 2021 and December 31, 2020, respectively	(986)	(919)
Retained earnings	3,382	2,736
Accumulated other comprehensive loss	(28)	(69)
Total Stockholders’ Equity	2,816	2,144
Total Liabilities and Stockholders’ Equity	$5,865	$5,375

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Net sales:
Tangible products	$1,240	$972	$3,585	$2,684
Services and software	196	160	575	456
Total Net sales	1,436	1,132	4,160	3,140
Cost of sales:
Tangible products	687	543	1,896	1,480
Services and software	103	96	305	275
Total Cost of sales	790	639	2,201	1,755
Gross profit	646	493	1,959	1,385
Operating expenses:
Selling and marketing	148	119	430	350
Research and development	141	113	422	316
General and administrative	85	71	259	219
Amortization of intangible assets	29	20	81	52
Acquisition and integration costs	6	19	11	21
Exit and restructuring costs	—	1	—	7
Total Operating expenses	409	343	1,203	965
Operating income	237	150	756	420
Other expenses:
Foreign exchange loss	(4)	(3)	(3)	(15)
Interest expense, net	(5)	(10)	(10)	(69)
Other (expense) income, net	—	1	(1)	8
Total Other expenses, net	(9)	(12)	(14)	(76)
Income before income tax	228	138	742	344
Income tax expense	29	22	96	39
Net income	$199	$116	$646	$305
Basic earnings per share	$3.72	$2.18	$12.08	$5.70
Diluted earnings per share	$3.69	$2.16	$11.98	$5.65

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended
	October 2, 2021	September 26, 2020
Cash flows from operating activities:
Net income	$646	$305
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	136	103
Share-based compensation	58	33
Deferred income taxes	(6)	(2)
Unrealized (gain) loss on forward interest rate swaps	(17)	37
Other, net	1	(3)
Changes in operating assets and liabilities:
Accounts receivable, net	(107)	96
Inventories, net	75	(7)
Other assets	(25)	3
Accounts payable	(2)	(7)
Accrued liabilities	42	(40)
Deferred revenue	101	58
Income taxes	(67)	(58)
Other operating activities	1	13
Net cash provided by operating activities	836	531
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(307)	(548)
Purchases of property, plant and equipment	(38)	(49)
Proceeds from sale of long-term investments	—	6
Purchases of long-term investments	(24)	(32)
Net cash used in investing activities	(369)	(623)
Cash flows from financing activities:
Payment of debt issuance costs and discounts	—	(1)
Payments of long-term debt	(277)	(103)
Proceeds from issuance of long-term debt	21	389
Payments for repurchases of common stock	(25)	(200)
Net payments related to share-based compensation plans	(48)	(28)
Change in unremitted cash collections from servicing factored receivables	(22)	73
Other financing activities	—	1
Net cash (used in) provided by in financing activities	(351)	131
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	—	(1)
Net increase in cash and cash equivalents, including restricted cash	116	38
Cash and cash equivalents, including restricted cash, at beginning of period	192	30
Cash and cash equivalents, including restricted cash, at end of period	$308	$68
Less restricted cash, included in Prepaid expenses and other current assets	(1)	(29)
Cash and cash equivalents at end of period	$307	$39
Supplemental disclosures of cash flow information:
Income taxes paid	$169	$100
Interest paid	$25	$28

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF ORGANIC NET SALES GROWTH
(Unaudited)

	Three Months Ended
	October 2, 2021
	AIT	EVM	Consolidated
Reported GAAP Consolidated Net sales growth	13.9%	32.1%	26.9%
Adjustments:
Impact of foreign currency translation (1)	(1.8)%	(2.6)%	(2.4)%
Impact of acquisitions (2)	—%	(1.6)%	(1.3)%
Consolidated Organic Net sales growth	12.1%	27.9%	23.2%

	Nine Months Ended
	October 2, 2021
	AIT	EVM	Consolidated
Reported GAAP Consolidated Net sales growth	28.5%	34.4%	32.5%
Adjustments:
Impact of foreign currency translation (1)	(1.9)%	(2.5)%	(2.3)%
Impact of acquisitions (2)	—%	(2.1)%	(1.4)%
Consolidated Organic Net sales growth	26.6%	29.8%	28.8%

(1)Operating results reported in U.S. Dollars are affected by foreign currency exchange rate fluctuations. Foreign currency translation impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. Dollar. This impact is calculated by translating the current period results at the currency exchange rates used in the comparable prior year period, inclusive of the Company’s foreign currency hedging program.

(2)    For purposes of computing Organic Net sales growth, amounts directly attributable to the acquisitions of Reflexis, Adaptive Vision, and Fetch are excluded for twelve months following their respective acquisitions.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP GROSS MARGIN
(In millions)
(Unaudited)

	Three Months Ended
	October 2, 2021			September 26, 2020
	AIT	EVM	Consolidated	AIT	EVM	Consolidated
GAAP
Reported Net sales (1)	$386	$1,050	$1,436	$339	$795	$1,132
Reported Gross profit (1)	168	478	646	158	338	493
Gross Margin	43.5%	45.5%	45.0%	46.6%	42.5%	43.6%

Non-GAAP
Adjusted Net sales	$386	$1,050	$1,436	$339	$795	$1,134
Adjusted Gross profit (2)	169	479	648	158	339	497
Adjusted Gross Margin	43.8%	45.6%	45.1%	46.6%	42.6%	43.8%

	Nine Months Ended
	October 2, 2021			September 26, 2020
	AIT	EVM	Consolidated	AIT	EVM	Consolidated
GAAP
Reported Net sales (1)	$1,243	$2,923	$4,160	$967	$2,175	$3,140
Reported Gross profit (1)	579	1,386	1,959	454	937	1,385
Gross Margin	46.6%	47.4%	47.1%	46.9%	43.1%	44.1%

Non-GAAP
Adjusted Net sales	$1,243	$2,923	$4,166	$967	$2,175	$3,142
Adjusted Gross profit (2)	581	1,390	1,971	455	939	1,394
Adjusted Gross Margin	46.7%	47.6%	47.3%	47.1%	43.2%	44.4%
(1)Consolidated results include corporate eliminations related to business acquisition purchase accounting adjustments that are not reported in segment results.
(2)Adjusted Gross profit excludes business acquisition purchase accounting adjustments, share-based compensation expense, and product sourcing diversification costs.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(In millions, except share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Net income	$199	$116	$646	$305
Adjustments to Net sales(1)
Purchase accounting adjustments	—	2	6	2
Total adjustments to Net sales	—	2	6	2
Adjustments to Cost of sales(1)
Share-based compensation	2	1	6	3
Product sourcing diversification initiative	—	1	—	4
Total adjustments to Cost of sales	2	2	6	7
Adjustments to Operating expenses(1)
Amortization of intangible assets	29	20	81	52
Acquisition and integration costs	6	19	11	21
Share-based compensation	20	14	64	35
Exit and restructuring costs	—	1	—	7
Product sourcing diversification initiative	—	6	—	11
Total adjustments to Operating expenses	55	60	156	126
Adjustments to Other income (expense), net(1)
Amortization of debt issuance costs and discounts	—	1	2	2
Investment gain	(1)	(1)	(1)	(8)
Foreign exchange loss	4	3	3	15
Forward interest rate swap (gain) loss	1	4	(4)	46
Total adjustments to Other income (expense), net	4	7	—	55
Income tax effect of adjustments(2)
Reported income tax expense	29	22	96	39
Less: Adjusted income tax expense	(44)	(34)	(160)	(84)
Total adjustments to income tax	(15)	(12)	(64)	(45)
Total adjustments	46	59	104	145
Non-GAAP Net income	$245	$175	$750	$450

GAAP earnings per share
Basic	$3.72	$2.18	$12.08	$5.70
Diluted	$3.69	$2.16	$11.98	$5.65
Non-GAAP earnings per share
Basic	$4.59	$3.29	$14.03	$8.42
Diluted	$4.55	$3.27	$13.91	$8.34

Basic weighted average shares outstanding	53,418,055	53,300,036	53,449,239	53,460,891
Diluted weighted average and equivalent shares outstanding	53,866,559	53,716,306	53,911,813	53,947,786
(1)Presented on a pre-tax basis.
(2)Represents adjustments to GAAP income tax expense commensurate with pre-tax non-GAAP adjustments (including the resulting impacts to U.S. BEAT/GILTI provisions), as well as adjustments to exclude the impacts of certain discrete income tax items and incorporate the anticipated annualized effects of current year tax planning.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATION TO EBITDA
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Net income	$199	$116	$646	$305
Add back:
Depreciation (excluding exit and restructuring costs)	18	16	54	51
Amortization of intangible assets	29	20	81	52
Total Other expenses, net	9	12	14	76
Income tax expense	29	22	96	39
EBITDA (Non-GAAP)	284	186	891	523

Adjustments to Net sales
Purchase accounting adjustments	—	2	6	2
Total adjustments to Net sales	—	2	6	2
Adjustments to Cost of sales
Share-based compensation	2	1	6	3
Product sourcing diversification initiative	—	1	—	4
Total adjustments to Cost of sales	2	2	6	7
Adjustments to Operating expenses
Acquisition and integration costs	6	19	11	21
Share-based compensation	20	14	64	35
Exit and restructuring costs	—	1	—	7
Product sourcing diversification initiative	—	6	—	11
Total adjustments to Operating expenses	26	40	75	74
Total adjustments to EBITDA	28	44	87	83
Adjusted EBITDA (Non-GAAP)	$312	$230	$978	$606

Adjusted EBITDA % of Adjusted Net Sales	21.7%	20.3%	23.5%	19.3%

FREE CASH FLOW

	Nine Months Ended
	October 2, 2021	September 26, 2020
Net cash provided by operating activities	$836	$531
Less: Purchases of property, plant and equipment	(38)	(49)
Free cash flow (Non-GAAP)(1)	$798	$482
(1)Free cash flow is defined as Net cash provided by operating activities in a period minus purchases of property, plant and equipment (capital expenditures) made in that period. This measure does not represent residual cash flows available for discretionary expenditures as the measure does not deduct the payments required for debt service and other contractual obligations or payments for future business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statements of cash flows.